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                                                                    Exhibit 5(e)


                                     FORM OF
                                   SCHEDULE A
                               AMENDED MAY 1, 1997


FUND                                              FUND EFFECTIVE DATE

Schwab California Municipal Money Fund            November 5, 1990
(formerly Schwab California
Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                   November 5, 1991

Schwab Value Advantage Money Fund                 February 7, 1992

Schwab Institutional Advantage Money Fund         November 26, 1993

Schwab Retirement Money Fund                      November 26, 1993

Schwab New York Municipal Money Fund              November 10, 1994
(formerly Schwab New York
  Tax-Exempt Money Fund)



                                             THE CHARLES SCHWAB FAMILY OF FUNDS


                                             By: _______________________________
                                             Name:  Timothy F. McCarthy
                                             Title: President and Trustee


                                             CHARLES SCHWAB INVESTMENT
                                             MANAGEMENT, INC.


                                             By: _______________________________
                                             Name:  William J. Klipp
                                             Title: President and Chief
                                                      Operating Officer